EXHIBIT 23(p)(2)

                                 CODE OF ETHICS
                     OF CITCO-QUAKER FUND DISTRIBUTORS, INC.
                             AS ADOPTED JULY 1, 2002

I.   INTRODUCTION

     This Code of Ethics has been adopted by Citco-Quaker Fund Distributors, Inc., ("the Underwriter") in compliance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of open-end management investment company clients of Underwriter ("Clients") may abuse their fiduciary duties to such Clients, and to deal with other types of conflict-of-interest situations to which the Rule is addressed.

     The Rule makes it "unlawful" for certain persons who have affiliations with Clients to engage in conduct which is deceitful, fraudulent or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by such Clients. This Code of Ethics is intended to establish policies and procedures designed to insure that persons subject to this Code of Ethics and the Rule do not use any information concerning the investments or investment intentions of a Client, or his or her ability to influence such investment related information, for personal gain or in a manner detrimental to the interests of a Client.

II.  PRINCIPLES

This Code of Ethics acknowledges the general principles that persons affiliated with a Client:

     (A)  owe a fiduciary obligation to the Client;
     (B) have the duty at all times to place the interests of Client shareholders first;
     (C) must conduct all of their personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of such person's position of trust and responsibility; and
     (D) should not take inappropriate advantage of their positions in relation to the Client.

III. DEFINITIONS (AS USED HEREIN)

     "Access Person" means:

     (1) Any director, officer, employee or general partner of the Underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Client, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Client regarding the purchase or sale of Covered Securities.

     "Affiliated Person" means:

     (1)  Any officer, director, copartner or employee of the Underwriter;

     (2) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Underwriter;

     (3) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Underwriter; and

     (4) any person directly or indirectly controlling, controlled by, or under common control with the Underwriter.

     "Beneficial Interest" means:

     any interest by which an Access Person or any member of his or her immediate family (relative by blood or

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     marriage living in the same household), can directly or indirectly derive a
     monetary  benefit  from  the  purchase,   sale  (or  other  acquisition  or
     disposition) or ownership of a security, except such interests as Clearing Officers shall determine to be too remote for the purpose of this Code of Ethics. (A transaction in which an Access Person acquires or disposes of a security in which he or she has or thereby acquires a direct or indirect Beneficial Interest will be referred to in this Code of Ethics as a "personal securities" transaction or as a transaction for the person's "own account").

     At the written request of a person subject to this Code of Ethics, the Clearing Officers, in their sole discretion or with the advice of counsel, may from time to time issue written interpretations as to whether an Access Person has a "Beneficial Interest" in a security or a transaction, and whether a transaction is or would be considered to be a "personal securities" transaction or a transaction "for the person's own" account for purposes of the reporting requirements under this Code. Any such written interpretations shall be included in Appendix A attached to and incorporated by reference into this Code of Ethics, and may be relied upon solely by the person(s) seeking such interpretations.

     "Clearing Officers" means any two officers of the Underwriter who are not:

     (1)  parties to the transaction;
     (2)  related by blood or marriage to a party to the transaction; and
     (3) interested in or affiliated persons of the issuer of the securities at issue.

     "Control" means:

     the power to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company). Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company.

     "Covered Security" means:

     all stock, debt obligations and other instruments comprising the investments of a Client, including any warrant or option to acquire or sell a security, and financial futures contracts, except that it does not include:

     (1)  Direct obligations of the Government of the United States;

     (2) Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and

     (3) Shares issued by open-end management investment companies, except that for purposes of this Code, shares issued by Clients shall be subject to the restrictions contained in this Code.

     References to a "Security" in this Code of Ethics shall include any warrant for, option in, or security immediately convertible into that "Security."

     A "security held or to be acquired" by a Client means:

     any Covered Security which, within the most recent 15 calendar days: (i) is or has been held by a Client; or (ii) is being or has been considered by an Adviser for purchase by the Client.

     A security is "being considered for purchase or sale";

     from the time an order is given by or on behalf of the Client to the order room of the Adviser until all orders with respect to that security are completed or withdrawn.

IV.  GENERAL PROHIBITIONS

     The specific provisions and reporting requirements of the Rule and this Code of Ethics are concerned primarily with those investment activities of ACCESS PERSONS who are associated with a Client and who thus may benefit

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     from or interfere with the purchase or sale of portfolio  securities by the
     Client.  However,  the Rule and this Code of Ethics shall also apply to all
     Affiliated  Persons  of  the  Underwriter   ("Covered   Persons"),   unless
     specifically stated otherwise.

     The Rule makes it "unlawful" for Covered Persons to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by the Trust. Accordingly, under the Rule and this Code of Ethics, no Covered Person shall use any information concerning the investments or investment intentions of a Client, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Client.

     In addition, no Covered Person shall, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by a
     Client:

          (i)  employ any device, scheme or artifice to defraud the Client; or

          (ii) make to the Client or an Adviser any untrue statement of material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

          (iii)engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Client; or

          (iv) engage in any manipulative practice with respect to the Client.

V.   PROHIBITED TRANSACTIONS

     A.   BLACKOUT PERIODS

          Subject to any additional limiting requirements that may be set forth below, an ACCESS PERSON may not effect a personal securities transaction in Covered Securities if he or she knows or should know at the time of entering into the transaction that:

          (i) the Client has engaged in a transaction in the same security within the last seven (7) calendar days, or is engaging in a transaction or is going to engage in a transaction in the same security in the next seven (7) calendar days; or if an adviser to a Client has within the last seven (7) days considered or is considering a transaction in the same security for the Client, or within the next seven (7) days is considering such a transaction in the security, unless

          (ii) such ACCESS PERSON (1) obtains advance written clearance of such transaction by two Clearing Officers and (2) reports to Underwriter the information described in Paragraph VI of this Code of Ethics.

          (iii)Any  profits   realized  on   unauthorized   trades   within  the
               proscribed periods shall be disgorged.

     B.   INITIAL PUBLIC OFFERINGS

          An ACCESS PERSON may not acquire any security in an initial public offering, unless such ACCESS PERSON (1) obtains advance written clearance of such transaction by two Clearing Officers and (2) reports to underwriter the information described in Paragraph VI of this Code of Ethics.

     C.   PRIVATE PLACEMENTS

          (1) An ACCESS PERSON may not acquire any security in a private placement, unless such ACCESS PERSON (1) obtains advance written clearance of such transaction by two Clearing Officers and (2) reports to Underwriter the information described in Paragraph VI of this Code of Ethics.

               When considering whether to grant approval to the ACCESS PERSON to engage in these transactions, the Clearing Officers shall consider, among other factors, whether the investment opportunity is being offered to the ACCESS PERSON by virtue of his or her position with the Underwriter and/or Client. If the Clearing

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               Officers find that the investment opportunity is being offered to the  ACCESS  PERSON  by virtue  of his or her  position  with the
               underwriter  or  Client,   the  Clearing  Officers  shall  refuse
               permission for the ACCESS PERSON to enter into the transaction.

          (2) An ACCESS PERSON who has been authorized to acquire securities in a private placement or an initial public offering shall be required to disclose that investment to the Client and the appropriate Adviser whenever such ACCESS PERSON participates, either directly or indirectly, in subsequent consideration of an investment in the issuer by any portfolio in the Client complex.

     D.   BAN ON SHORT - TERM TRADING PROFITS

          An ACCESS PERSON may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades shall be disgorged.

     F.   GIFTS

          ACCESS PERSONS may not accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Trust. The term "de minimis value" shall have the same meaning in this Code of Ethics as defined in the Rules of Conduct of the National Association of Securities Dealers ("NASD").

     G.   SERVICE AS A DIRECTOR TO OTHER PUBLIC COMPANIES

          ACCESS PERSONS may not serve on the board of directors of any publicly traded company, without prior authorization of a majority of the Trust's Board of Trustees, which authorization shall be specifically based upon a determination that the board service would be consistent with the interests of the Trust and its shareholders. If and when such board service is authorized, the ACCESS PERSON serving as a director will be isolated from other ACCESS PERSONS who make investment decisions involving that company through "Chinese Wall" or other procedures.

     H.   PURCHASE OF CLIENT SECURITIES

          Employees of Underwriter may purchase Client Securities under the following conditions. (1) The initial purchase must be approved in writing by two Clearing Officers prior to purchase, and (2) subsequent purchases my be made only pursuant to the terms and conditions of the Client's automatic investment plan.

VI.  ADVANCE CLEARANCE REQUIREMENT

     A.   PROCEDURES

          (1)  From Whom Obtained
                    Persons who desire to enter into personal securities transactions in transactions requiring prior approval under paragraph V above, must obtain the written approval of any two Clearing Officers prior to entering into such transactions.

          (2)  Time of Clearance
                    Transaction  clearances must be obtained not more than three
                    (3) days prior to the transaction. If the trade is not made within three (3) days of the date of clearance, a new clearance must be obtained.

          (3)  Form
                    Persons seeking authorization to enter into transactions requiring prior clearance shall complete and sign a form approved for that purpose by the Trust, which form shall set forth the details of the proposed transaction. An example of such form is annexed hereto as Schedule A ("Clearance Forms"). Upon obtaining authorization to enter into the subject transaction, the Clearing Officers authorizing the transaction shall affix their signatures to the Clearance Form to indicate such approval.

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          (4)  Filing
                    Copies of all completed Clearance Forms, with all required signatures, shall be retained by the Administrator of this Code of Ethics in accordance with the record keeping requirements set forth in Section XII of this Code of Ethics.

     B.   FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS

          Clearing Officers may refuse to grant clearance of a personal transaction in their sole discretion without being required to specify any reason for the refusal. Generally, Clearing Officers will consider the following factors in determining whether or not to authorize a proposed transaction:

               (1) Whether the amount or nature of the transaction, or person entering into the transaction, is likely to affect the price or market for the Security;

               (2) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales in the same or similar security being made or being considered by the Client; and

               (3) Whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by the Client.

VII. EXEMPT TRANSACTIONS

     Neither the prohibitions nor the reporting requirements of this Code of Ethics apply to:

     (A) Purchases, sales or other acquisitions or dispositions of Securities for an account over which the person has no direct influence or control and does not exercise indirect influence or control;

     (B) Purchases, sales or other acquisitions or dispositions of securities which are not eligible for purchase or sale by any portfolio of the Trust;

     (C)  Involuntary purchases or sales;

     (D)  Purchases which are part of an automatic  dividend  reinvestment plan;
          and

     (E) Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

VIII. REPORTING OF SECURITIES TRANSACTIONS

     A.   REPORTING REQUIREMENTS OF ACCESS PERSONS

          (1) REPORTS REQUIRED: Unless specifically excepted by other provisions of this Code of Ethics, every ACCESS PERSON must provide to the Administrator of this Code of Ethics the following reports:

               (a) INITIAL HOLDINGS REPORTs- Not later than ten (10) days after a person becomes an ACCESS PERSON, such person shall complete, sign and deliver to the Trust, and the Adviser(s) or Underwriter, as applicable, an Initial Holdings Report, a form of which is attached to this Code of Ethics as Schedule B; except that

                    (i) Any person who qualified as an ACCESS PERSON prior to March 1, 2000 shall be exempt from filing an Initial Holdings Report.

               (b) Quarterly Transaction Reports- Not later than ten (10) days after the end of each calendar quarter, each ACCESS PERSON shall make a written report ("Quarterly Transaction Report"), a form of which is attached to this Code of Ethics as Schedule C, to the Administrator of this Code of Ethics which;

                    (1) With respect to any transaction during the previous calendar quarter in a Covered Security in

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                         which the  ACCESS  PERSON  had any  direct or  indirect
                         Beneficial    Ownership,    contains   the    following
                         information:

                         (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                         (ii) The  nature of the  transaction  (i.e.,  purchase,
                              sale  or  any  other   type  of   acquisition   or
                              disposition);

                         (iii)The  price of the  Covered  Security  at which the
                              transaction was effected;

                         (iv) The name of the  broker,  dealer  or bank  with or
                              through which the transaction was effected; and

                         (v) The date that the report is submitted by the ACCESS PERSON.

                    (2) With respect to any account established by the ACCESS PERSON in which any securities were held during the previous quarter for the direct or indirect benefit or the ACCESS PERSON, contains the following information:

                         (ii) The name of the  broker,  dealer or bank with whom
                              the ACCESS PERSON established the account;

                         (iii) The date the account was established; and

                         (iv) The  date  that the  report  is  submitted  by the
                              ACCESS PERSON.

               (c) Annual Holding Reports- Not later than thirty (30) days after the end of Underwriter's fiscal year end, each ACCESS PERSON shall make a written report, a form of which is attached to this Code of Ethics as Schedule D ("Annual Holdings Report"), to the Administrator of this Code of Ethics which:

                    (1) Sets forth the title, number of shares and principal amount of each Covered Security in which the ACCESS PERSON had any direct or indirect beneficial ownership;

                    (2) Sets forth the name of any broker, dealer or bank with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON;

                    (3) Contains the date that the report is submitted by the ACCESS PERSON; and

                    (4) States that the information contained in the Annual Holdings Report is current as of a date not greater than thirty (30) days prior to the date the report was submitted.

     B.   EXEMPTIONS FROM REPORTING

          (1) A person need not make an Initial Holdings Report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          (2) An ACCESS PERSON need not make a report to the Underwriter, if such person makes a report to the Client and:

               (a) The Underwriter is not an affiliated person of the Client or any Adviser to the Client; and

               (b) The Underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Client or an Adviser to the Client.

          (3) An ACCESS PERSON need not make a Quarterly Transaction Report if the Report would duplicate information contained in broker trade confirmations or account statements received by Underwriter with

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               respect  to  the  ACCESS  PERSON  for  the  applicable  quarterly reporting period, but only if such broker trade confirmations or account statements contain ALL of the information required to be reported in the Quarterly Transaction Reports.

     C.   RESPONSIBILITY TO REPORT

          The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by Underwriter to facilitate the reporting process does not change or alter that responsibility.

     D.   WHERE TO FILE REPORT

          All reports must be filed with the Administrator of this Code of Ethics.

IX.  CONFIDENTIALITY OF TRUST TRANSACTIONS

     Until disclosed in a public report to shareholders or to the SEC in the normal course of a Client's business, all information concerning Securities "being considered for purchase or sale" by the Client shall be kept confidential by all ACCESS PERSONS and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Administrator of this Code of Ethics to report any inadequacy found by him or her to senior management.

X.   SANCTIONS

     Any violation of this Code of Ethics shall be subject to the imposition of such sanctions as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics which may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Client and the more advantageous price paid or received by the offending person.

XI.  ADMINISTRATION AND CONSTRUCTION

     (A) The administration of this Code of Ethics shall be the responsibility of David D. Jones, who shall serve as the "Administrator" of this Code of Ethics. The Administrator shall designate a "Responsible Person" to perform the duties required of the Administrator of this Code.

     (B)  The duties of such Administrator shall include:

          (1) Continuous maintenance of a current list of the names of all ACCESS PERSONS with an appropriate description of their title or employment;

          (2) Providing each COVERED PERSON a copy of this Code of Ethics and informing them of their duties and obligations thereunder, and assuring that COVERED PERSONS who are not ACCESS PERSONS are familiar with applicable requirements of this Code of Ethics;

          (3) Supervising the implementation of this Code of Ethics and the enforcement of the terms hereof;

          (4) Maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

          (5) Preparing listings of all transactions effected by any ACCESS PERSON within fifteen (15) days of the date on which the same security was held, purchased or sold by a Client;

          (6) Determining whether any particular securities transaction should be exempted pursuant to the provisions of this Code of Ethics;

          (7)Issuing either personally, or with the assistance of counsel as may be appropriate, an interpretation of this Code of Ethics which may appear consistent with the objectives of the Rule of this Code of Ethics;

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          (8)  Conducting  of  such  inspections  or  investigations,  including
               scrutiny  of  the   listings   referred   to  in  the   preceding
               subparagraph, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code of Ethics to the Board of Trustees of the Trust or any Committee appointed by them to deal with such information.

XII. REQUIRED RECORDS

     The Administrator shall maintain or cause to be maintained in an easily accessible place, the following records:

     (A) A copy of this and any other Code of Ethics adopted pursuant to the Rule which has been in effect during the past five (5) years;

     (B) A record of any violation of such Codes of Ethics and of any action taken as a result of such violation;

     (C) A copy of each report made by the Administrator within two (2) years from the end of the fiscal year in which such report and interpretation is made or issued and for an additional three (3) years in a place which need not be easily accessible;

     (D) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule and this Code of Ethics; and

     (E) A copy of all Initial Holdings Reports, Quarterly Transactions Reports, and Annual Holdings Reports submitted within the last five
          (5) years, the first two (2) years in an easily accessible place.

XIII. AMENDMENTS AND MODIFICATIONS

     This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Directors of each Client for whom Underwriter performs services.

This Code of Ethics was adopted by the Board of Trustees/Directors of ___________________________, including a majority of "Independent Trustees/ Directors", at a meeting held on ___________________________.


Witness my Signature:


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Secretary